INDIVIDUAL FLEXIBLE PURCHASE PAYMENT VARIABLE DEFERRED ANNUITY CONTRACT
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             THIS CONTRACT IS ISSUED IN CONSIDERATION OF THE INITIAL PURCHASE
             PAYMENT. THIS IS A VARIABLE ANNUITY CONTRACT WITH ANNUITY PAYMENTS, CONTRACT VALUES AND BONUS VALUES INCREASING OR DECREASING DEPENDING ON THE EXPERIENCE OF THE VARIABLE ACCOUNT SHOWN ON THE CONTRACT SCHEDULE. WE WILL MAKE ANNUITY PAYMENTS AS SET FORTH IN THIS CONTRACT BEGINNING ON THE INCOME DATE. BENEFITS AVAILABLE UNDER THIS CONTRACT ARE NOT LESS THAN THOSE REQUIRED BY STATUTE OF THE STATE IN WHICH THIS CONTRACT IS DELIVERED.

             Signed for the Company at its home office on the Issue Date.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

   /s/Wayne A. Robinson                           /s/Douglas P. Reynolds
      Wayne A. Robinson                              Douglas P. Reynolds
        Secretary                                       President


         RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE REPRESENTATIVE WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. WE WILL PROMPTLY REFUND THE CONTRACT VALUE IN STATES WHERE PERMITTED. THIS MAY BE MORE OR LESS THAN THE PURCHASE PAYMENTS AND IT WILL NOT INCLUDE ANY BONUS AMOUNTS. WE HAVE THE RIGHT TO ALLOCATE PURCHASE PAYMENTS AND ANY BONUS TO THE MONEY MARKET INVESTMENT OPTION UNTIL THE EXPIRATION OF THE RIGHT TO EXAMINE PERIOD. IF WE SO ALLOCATE PURCHASE PAYMENTS AND ANY BONUS, WE WILL REFUND THE GREATER OF THE PURCHASE PAYMENTS LESS ANY WITHDRAWALS AND ANY BONUS, OR THE CONTRACT VALUE.


             This is a legal contract between you and the Company.

                          READ YOUR CONTRACT CAREFULLY

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                            [5701 GOLDEN HILLS DRIVE]
                          [MINNEAPOLIS, MN 55416-1297]

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                          GUIDE TO CONTRACT PROVISIONS
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   Contract Schedule......................................................3
   Definitions......................................................4, 5, 6
   Ownership...........................................................6, 7
   Purchase Payments......................................................7
   Bonus..................................................................8
   Variable Account..............................................  8, 9, 10
         Variable Account
         Accumulation Unit Value
         Mortality and Expense Risk Charge
         Contract Maintenance Charge
         Bonus Value
         Transfers
         Suspension or Deferral of Payments
   Withdrawals...........................................................10
   Annuity Provisions........................................... 11, 12, 13
   Death Benefit ............................................... 14, 15, 16
   General Provisions............................................... 16, 17
          Misstatement of Age or Sex
          Income Date
          Conditions for Termination of the Contract
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                                   DEFINITIONS
  ------------------------------------------------------------------------------

  This section provides the meaning of special terms used throughout this contract. Most of these terms are capitalized throughout this contract to help you easily recognize them. Provision titles, section titles, and terms used in the Contract Schedule are also capitalized for your convenience.

  COMPANY                  Allianz Life Insurance  Company of North  America.
                           The terms "we", "our", and "us" also refer to the Company.

  OWNER The person(s) or non-individual entitled to the ownership rights stated in this contract. The terms "you" and "your" also refer to the Owner. The term "Contract Owner" may also be used to mean Owner in some endorsements or riders.

  ACCUMULATION PHASE       The period of time before you elect to apply the
                           entire Contract Value to Annuity Payments.

  ACCUMULATION PORTION     The part of the contract that is in the  Accumulation
                           Phase.  The  Accumulation  Portion begins on the

                           Issue Date and ends upon the earliest of the following.
                              (a) The Business Day before the Income Date if you take a Full Annuitization.
                              (b) The Business Day we process your request for a full withdrawal.
                              (c) Upon the death of any Owner, unless the contract is continued by the deceased Owner's spouse,the Accumulation Portion will terminate on the Business Day that the Service Center receives both due proof of death and an election of the death benefit payment option.


  ACCUMULATION UNIT         The units into which we convert amounts
                            invested in the subaccount(s) of your selected
                            Investment Option(s) during the Accumulation
                            Phase.

  ADJUSTED CONTRACT VALUE   The Contract Value less any deduction made that
                            is an amount equal to the applicable Premium Tax paid by the Company.

  AGE The age as of the immediately preceding birthday unless otherwise specified.

  ANNUITANT                 The natural person upon whose continuation of
                            life we base any Annuity Payments involving life contingencies. The Annuitant is the person designated by the Owner. The Annuitant is shown on the Contract Schedule.

  ANNUITY OPTION            An arrangement under which Annuity Payments are made
                            under this contract.

  ANNUITY PAYMENTS          The series of payments made to you or any Payee you
                            name beginning on any Income Date.

  ANNUITY PHASE             The period of time beginning on the first Income
                            Date during which Annuity Payments are made.

  ANNUITY PORTION           The part of the contract  that is in the Annuity
                            Phase. If you take Partial Annuitizations, you may have multiple Annuity Portions. Each
                            Annuity Portion begins on an Income Date and ends upon the earliest of the following.
                              (a)       Under Annuity Options 1 and 3, the death
                                        of the last surviving Annuitant.
                              (b)       Under Annuity Options 2 and 4, the death
                                        of the last surviving Annuitant and the
                                        expiration of the guaranteed period, or
                                        payment of the lump sum payment of the
                                        remaining guaranteed Annuity Payments.
                              (c) Under Annuity Option 5, death of the Annuitant and payment of any lump sum refund.

 ANNUITY RESERVE            The assets which support the Annuity Option you
                            have selected during the Annuity Phase.

 ANNUITY UNIT               The units into which we convert amounts
                            invested in the subaccount(s) of your selected
                            Investment Option(s) during the Annuity Phase.

 ASSUMED INVESTMENT RATE    The investment rate upon which we base variable
 (AIR)                      Annuity Payments.

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                             DEFINITIONS (CONTINUED)
  ------------------------------------------------------------------------------

  AUTHORIZED REQUEST            A  request  that is  received  by the  Service
                                Center in good order (that is, in a form that is satisfactory to the Company).

  BENEFICIARY                   The designated person(s) or entity(ies) to whom
                                we will pay the death benefit under this contract. You name the Beneficiary(ies) at issue. You may later change the Beneficiary(ies) by Authorized Request as described in the Change of Beneficiary provision of this contract.

                                For jointly owned contracts, the surviving Joint Owner is the sole primary Beneficiary. Spousal Joint Owners may also name contingent Beneficiaries. For tax reasons, non-spousal Joint Owners cannot name contingent Beneficiaries.

  BONUS VALUE                   The Bonus Value for any Business Day is
                                equal to the dollar value accumulated in the Investment Choices excluding amounts applied to Annuity Payments. The Bonus Value includes unvested bonus amounts.

  BUSINESS DAY                  Each day on which the New York Stock
                                Exchange is open for trading, except when an Investment Option does not value its shares. Our
                                Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. We will process any instructions received after the close of any Business Day on the next Business Day.

  CONTRACT ANNIVERSARY          A 12-month anniversary of the Issue Date of this
                                contract.

  CONTRACT VALUE                The Contract Value for any Business Day is
                                equal to the total dollar value accumulated in the investment choices under this contract, excluding amounts applied to Annuity Payments and any unvested bonus amounts.

  CONTRACT YEAR                 A period of 12 consecutive months. The
                                first Contract Year begins on the Issue Date, and subsequent Contract Years begin on the Contract Anniversary. All Contract Years end on the day before the next Contract Anniversary.

  FULL ANNUITIZATON             The application of all of the
                                Adjusted Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  GENERAL ACCOUNT               Our general  investment  account which contains
                                all the assets of the Company with the exception of the Variable Account and other separate accounts.

  INCOME DATE                   A date that Annuity  Payments begin.  The date
                                Annuity Payments are scheduled to begin is shown on the Contract Schedule.

  INVESTMENT OPTIONS            The investment  choices available under the
                                Variable Account. The Investment Options are shown on the Contract Schedule.

  ISSUE DATE                    The first day of this contract. It is also
                                the date when the first Contract Year begins.
                                The Issue Date is shown on the Contract Schedule and determines the Contract Anniversaries, and the beginning of each Contract Year.

  JOINT ANNUITANT               You can add a Joint Annuitant for the
                                Annuity Phase subject to our approval. If we allow Joint Annuitants, we will base Annuity
                                Payments on the lives of both Joint Annuitants.

  JOINT OWNER                   A contract may be owned by Joint Owners.
                                Joint Owners have equal contract ownership rights. Both Joint Owners must authorize the exercise of these rights in writing unless otherwise allowed by us. If Joint Owners are named, all references to Owner shall mean Joint
                                Owners.

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                             DEFINITIONS (CONTINUED)
  ------------------------------------------------------------------------------

  NET ASSET VALUE               The value of a share an underlying
                                Investment Option, less any investment
                                management and portfolio administration fees and expenses, as of the close of trading on a Business Day.

  PARTIAL ANNUITIZATION         The application of a portion of
                                the Adjusted Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  PAYEE The person to whom Annuity Payments are made payable. Unless you designate another Payee, you will be the Payee of the Annuity Payments.

  PREMIUM TAX                   Any Premium Taxes owed by the Company to any
                                governmental entity.

  PURCHASE PAYMENT              Any payment made toward this contract.

  SERVICE CENTER                The office shown on the Contract Schedule
                                of this contract. All notices, requests and Purchase Payments must be sent to the Service
                                Center.

  VARIABLE ACCOUNT              A separate  account we maintain to which a
                                portion of our assets have been allocated for this contract and certain other variable annuity contracts. The Variable Account is shown on the Contract Schedule.

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                                    OWNERSHIP
--------------------------------------------------------------------------------

 ASSIGNMENT OF THIS            You may assign or transfer all of your ownership
 CONTRACT                      rights of this contract. An Authorized Request
                               specifying the terms of an assignment of this contract must be provided to the Service Center and approved by us. We will record your assignment. We will not be responsible for its validity or effect, including tax consequences.
                               We will also not be liable for actions we take or payments we make before we receive and record the assignment.

                               Any assignment made after the death benefit has become payable will be valid only with our consent. If you assign this contract, you can exercise your rights only with the written consent of the assignee of record.

  CHANGE OF OWNERSHIP          You may change ownership of this contract to a
                               new Owner at any time subject to our approval.
                               The change is effective as of the date the Authorized Request is signed, subject to our underwriting guidelines at the time of the request. We are not liable for any actions we take before we receive the request. A change of ownership will automatically revoke any prior designation of Owner.

                               A change of ownership does not change the existing designated Annuitant(s) or Beneficiary(ies). The new Owner may request a change of Annuitant(s) and/or Beneficiary(ies) by providing an Authorized Request.

                               We will not be responsible for any tax
                               consequence of any such change.

  NON-INDIVIDUAL OWNERS        If the Contract is owned by a
                               non-individual, then we treat the Annuitant as the Owner for purposes of any bonus, death benefit, income benefit, or any endorsement or rider.

                               We will use the Age of the Annuitant to determine any death benefit or income benefit.

                               The term "non-natural owner" may also be used to mean "non-individual owner" in any endorsement and/or rider.

  CHANGE OF ANNUITANT          You may change the  Annuitant at any time before
                               the Income Date by an Authorized Request, unless the Owner is a non-individual.


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                              OWNERSHIP (CONTINUED)
--------------------------------------------------------------------------------

  CHANGE OF BENEFICIARY        For solely owned contracts, you
                               may change the primary Beneficiary(ies) or contingent Beneficiary(ies) at any time before your death.

                               For jointly owned contracts the surviving Joint Owner is the sole primary Beneficiary and cannot be changed. However, if the Joint Owners are spouses, you may change the contingent Beneficiary(ies) at any time before your death. For tax reasons we do not allow non-spousal Joint Owner(s) to appoint contingent Beneficiaries.

                               Changes are subject to the rights of any irrevocable Beneficiary(ies). You may change the named Beneficiary(ies) by providing an Authorized Request. The change will take effect as of the date the Authorized Request is signed. If the Authorized Request reaches our Service Center after an Owner dies but before we make any payment, the change will be valid. We will not be liable for any payment we make or action we take before the Service Center records the change.


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                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------

  PURCHASE PAYMENTS            The initial Purchase Payment is due on
                               the Issue Date. We reserve the right to decline any Purchase Payment. The Initial Purchase
                               Payment, Minimum Additional Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Contract Schedule.

  NO DEFAULT                   This contract will not be in default if you do
                               not make additional Purchase Payments.

  ALLOCATION OF PURCHASE       We allocate your Purchase Payment to one or more
  PAYMENTS                     of the Investment Options according to your
                               instructions. We will allocate bonus
                               amounts in the same way as the corresponding
                               Purchase Payment. However, we reserve the right to allocate the initial Purchase Payment and bonus amounts to the Money Market Investment
                               Option until the expiration of the Right to Examine period. Unless you inform us otherwise, we allocate additional Purchase Payments and bonus amounts in the same manner as the initial
                               PurchasePayment.

                               All allocations of Purchase Payments and bonus amounts are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Investment Options for such allocations.

L40530                                7
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                                      BONUS
--------------------------------------------------------------------------------

  BONUS As of the Business Day we receive your Purchase Payment, we will credit each Purchase Payment received before the older Owner's 81st birthday with a bonus.

                              The bonus rate and vesting schedule are shown on the Contract Schedule. We will credit the bonus to this contract under the following terms.
                              (a) Bonus amounts will become available for withdrawal, annuitization, or payment of the death benefit only when such amounts become vested. You will receive the benefit of the bonus in any guaranteed benefits that are based on Contract Value only as it becomes vested. You will not receive benefit of the bonus in any guaranteed benefits that are based on Purchase Payments.
                              (b) All bonus amounts and gains or losses attributable to such amounts are treated as earnings under the contract for purposes of the withdrawal charge.
                              (c) All gains and losses attributable to the bonus are part of the Contract Value and are always 100% vested.

                               We will pay all bonus amounts from the General Account assets of the Company.

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                                VARIABLE ACCOUNT
--------------------------------------------------------------------------------

  VARIABLE ACCOUNT             The Variable Account is shown on the
                               Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your contract and all other contracts issued through the Variable Account, will not be charged with liabilities arising out of any other business we may conduct.

                               The Variable Account assets are divided into subaccounts corresponding to the Investment Options shown on the Contract Schedule. We may add, substitute, or remove Investment Options shown on the Contract Schedule. We may limit further Purchase Payment allocations to an Investment Option, or substitute subaccount Accumulation Units of another Investment Option for an Investment Option you previously selected, subject to the requirements of applicable law.

  VALUATION OF ASSETS          Assets of the  subaccounts  will be valued at
                               their Net Asset Value on each Business Day, except when an Investment Option does not value its shares.

  ACCUMULATION UNITS           The Purchase Payments you allocate to the
                               Investment Options and any bonus amounts are placed into subaccounts. Each subaccount invests exclusively in one Investment Option.
                               Accumulation Units are used to account for all amounts allocated to or withdrawn from the Investment Options as a result of Purchase
                               Payments, bonus amounts, withdrawals, transfers,
                               Partial Annuitizations, or fees and charges.

                               The number of subaccount Accumulation Units is determined by dividing the amount allocated to, or withdrawn from, the subaccount by the dollar value of one subaccount Accumulation Unit at the end of the Business Day as of which the transaction is processed at the Service Center.

                               Purchase Payments, bonus amounts, withdrawals and transfers to or from a subaccount will result in the increase or decrease in the number of subaccount Accumulation Units.

  ACCUMULATION UNIT VALUE      The subaccount Accumulation Unit value
                               was initially arbitrarily set. Subsequent subaccount Accumulation Unit values are determined by multiplying the subaccount
                               Accumulation Unit value for the immediately preceding Business Day by the subaccount's net investment factor for the current Business Day.

                               The subaccount Accumulation Unit value may increase or decrease from Business Day to Business Day.

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                          VARIABLE ACCOUNT (CONTINUED)
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  NET INVESTMENT FACTOR         The net  investment  factor for a subaccount is
                                determined by dividing (a) by (b) and
                                multiplying  the result by [(1 - (c))] where:
                                (a) is equal to:
                                        (1)   the Net Asset Value of a
                                              subaccount at the end of the
                                              current Business Day;
                                        (2)   plus any dividend or capital
                                              gains declared on behalf of
                                              the subaccount that has an
                                              ex-dividend date after the
                                              immediately preceding Business
                                              Day and before the close of
                                              business on the current
                                              Business Day.
                                (b) is equal to the Net Asset Value of the subaccount at the end of the immediately preceding Business Day.
                                (c)     is equal to :
                                        (1)   the Mortality and Expense Risk
                                              Charge as shown on the
                                              Contract Schedule for the
                                              current Business Day and any
                                              additional calendar days since
                                              the immediately preceding
                                              Business Day;
                                        (2)   plus a charge for any tax
                                              liability related to the
                                              contracts or the Variable
                                              Account.

 MORTALITY AND EXPENSE RISK     Each Business Day we deduct a Mortality and
 CHARGE                         Expense Risk Charge from the assets in each
                                subaccount that is equal, on an annual basis, to the amount shown on the Contract Schedule. The
                                Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this contract.

  MORTALITY AND EXPENSE         We guarantee that the dollar amount of Annuity
  GUARANTEE                     Payments after the first will not be affected by
                                variations in mortality or expense experience.

  CONTRACT MAINTENANCE CHARGE   We may deduct an annual
                                Contract Maintenance Charge during both the Accumulation and Annuity Phases. This charge is shown on the Contract Schedule.

  BONUS VALUE                   We determine the Bonus Value in the
                                Variable Account by multiplying the number of Accumulation Units in each subaccount by the subaccount Accumulation Unit Value and then adding these results together.

  TRANSFERS                     You may transfer all or a part of your interest
                                in an Investment Option to another Investment
                                Option by making an Authorized Request. Transfer instructions apply equally to the Accumulation
                                Portion and any Annuity Portions of this contract. You cannot make transfers within only one portion of this contract. We reserve the right to charge for transfers if the number of free transfers exceeds the number shown on the Contract Schedule. All transfers are subject to the following criteria.
                                (a)     Any Transfer Fee that we may impose is
                                        shown on the Contract Schedule. We will
                                        deduct the Transfer Fee proportionately
                                        from the balance in the Investment
                                        Options from which you make the transfer if you transfer less than the entire amount in the Investment Options. If you transfer the entire amount in the Investment Options, then we will deduct the Transfer Fee from the amount transferred. If you are transferring from multiple Investment Options, we will consider the transfer as a single transfer for the purpose of any Transfer Fee.
                                (b)     We reserve the right to limit transfers
                                        until the expiration of the Right to
                                        Examine period.
                                (c)     Any transfer request must clearly
                                        specify:
                                        (1)  the amount you wish to transfer;
                                             and
                                        (2)  the investment choices that are to
                                             be affected.
                                (d)     After the Income Date, you cannot make
                                        transfers from a fixed Annuity Payment
                                        stream to a variable Annuity Payment
                                        stream.
                                (e)     After the Income Date you can make
                                        transfers from a variable Annuity
                                        Payment stream to establish a new fixed
                                        Annuity Payment stream. The number of
                                        Annuity Units canceled from a subaccount will be equal in value to the amount of Annuity Reserve transferred out of the subaccount. The amount transferred will purchase fixed Annuity Payments under the Annuity Option in effect based on the Annuitant's sex (where permitted) and Age at the time of the transfer.

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                          VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

  TRANSFERS (CONTINUED)         Your right to make transfers is subject
                                to modification if we determine, at our
                                sole discretion, that the exercise of the right by one or more Owners is, or would be, to the disadvantage of other Owners. We may apply restrictions in any manner reasonably designed to prevent any use of the transfer right which we consider to be to the disadvantage of other
                                Owners, including rejecting a transfer request.
                                We may apply restrictions on transfers to or from one or more of the Investment Options, which could include, but are not limited to, the following.
                                (a)     Requiring a minimum time period between
                                        each transfer.
                                (b)     Limiting the frequency of transfers.
                                (c)     Not accepting a transfer request from,
                                        or made on your behalf by, a third
                                        party.
                                (d)     Limiting the dollar amounts that an
                                        Owner may transfer between the
                                        Investment Options at any one time.
                                (e)     Not accepting transfer instructions
                                        other than by first class U.S. mail.
                                (f)     Prohibiting transfers into specific
                                        Investment Options.

                                We reserve the right to modify the transfer provisions subject to applicable law at any time and without prior notice to any party.

                                If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. We will determine the number and value of the subaccount Accumulation Units to be transferred as of the end of the Business Day immediately following our receipt of the Authorized Request for transfer.

SUSPENSION OR DEFERRAL          The Company reserves the right to suspend or
OF PAYMENTS                     postpone payments from the Variable Account for
                                a withdrawal or transfer for any of the
                                following.
                                (a)     The New York Stock Exchange is closed,
                                        other than customary weekend and holiday closings.
                                (b)     Trading on the New York Stock Exchange
                                        is restricted.
                                (c)     An emergency exists as a result of which
                                        disposal of the Investment Option shares is not reasonably practicable or we cannot reasonably value the Investment Option shares.
                                (d)     During any other period when the
                                        Securities and Exchange Commission, by
                                        order, so permits for the protection of
                                        Owners.

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                                   WITHDRAWALS
--------------------------------------------------------------------------------

 FULL  AND PARTIAL              During the Accumulation Phase, you may, upon an
 WITHDRAWALS                    Authorized Request, make a full or partial
                                withdrawal from this contract. Withdrawals will result in the cancellation of Accumulation Units from each subaccount of your selected Investment
                                Options in the ratio that the value of each subaccount bears to the total Contract Value.

                                The Company will pay the amount of any
                                withdrawal from the Variable Account within seven days of receipt of an Authorized Request unless the Suspension or Deferral of Payments provision of this contract is in effect.

  WITHDRAWAL CHARGE             Upon a full or partial withdrawal of this
                                contract we may assess a Withdrawal Charge as shown on the Contract Schedule. Under certain circumstances, we allow withdrawals without the Withdrawal Charge as set forth on the Contract
                                Schedule or any attached endorsements or riders.

  PARTIAL WITHDRAWAL            The minimum amount that you can take as a
                                partial withdrawal and the minimum Contract
                                Value that must remain in this contract after a
                                partial withdrawal is shown on the Contract
                                Schedule. Any request for a partial withdrawal
                                that would reduce the Contract Value below this
                                minimum will be treated as a request for a full
                                withdrawal.
L40530                                     10
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                         ANNUITY PROVISIONS
--------------------------------------------------------------------------------

  ANNUITIZATION                 Annuity  Payments  will depend on the  following
                                criteria.

                                (a) The amount of Adjusted Contract Value applied to the Annuity Payments on the Income Date.
                                (b)     The Age of the Annuitant and any Joint
                                        Annuitant on the Income Date.
                                (c)     The sex of the Annuitant and any Joint
                                        Annuitant, where permitted.
                                (d)     The Annuity Option selected.

                                You can elect to receive Annuity Payments as variable, or fixed, or a combination of both variable and fixed Annuity Payments.

                                Variable Annuity Payments will also depend on the following.
                                (a) The investment allocations that are in place on the Income Date.
                                (b)     The Assumed Investment Rate (AIR).
                                (c)     The mortality table shown on the
                                        Contract Schedule.
                                (d) The future performance of your selected Investment Options.

                                Fixed Annuity Payments are guaranteed to be at least equal to the Adjusted Contract Value, divided first by $1000 and then multiplied by the appropriate fixed Annuity Payment amount for each $1000 of value for the Annuity Option selected, as shown on the Contract Schedule.

  FULL  ANNUITIZATON            You may apply all of the Adjusted
                                Contract Value to Annuity Payments according to the Annuity Provisions in this contract and/or any attached endorsement or rider.

  PARTIAL ANNUITIZATION         The Annuitant must be the Owner for each Partial
                                Annuitization.   We   do   not   allow   Partial
                                Annuitizations for contracts that have Joint
                                Owners. We do not allow you to appoint a Joint
                                Annuitant for Partial Annuitizations.

                                You may take a Partial Annuitization by applying only part of the Adjusted Contract Value to Annuity Payments according to the Annuity Provisions in this contract and/or any attached endorsements or riders.

                                A Partial Annuitization will decrease the amounts available for withdrawals, payments of the death benefit, and any additional Annuity Payments. Amounts applied to a Partial Annuitization and Annuity Payments made under a Partial Annuitization are not subject to a Withdrawal Charge.

                                You can take one Partial Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. You cannot allocate additional Adjusted Contract Value to an existing stream of Annuity Payments. You also cannot transfer amounts allocated to an Annuity Portion back to the Accumulation Portion.

  ANNUITY UNITS                 On the Income Date, if you select variable
                                Annuity Payments, we purchase Annuity Units of each subaccount for your selected Investment
                                Options. Thereafter, the number of Annuity Units in each subaccount generally remains unchanged unless you make a transfer.


                                We determine how many Annuity Units of each subaccount to purchase as follows. We first determine the amount of the initial variable Annuity Payment. The initial variable Annuity Payment is equal to (a) divided by $1,000, with the result then multiplied by (b), where:
                                (a) is the amount of Adjusted Contract Value applied to variable Annuity Payments; and
                                (b)     is the appropriate variable Annuity
                                        Payment amount for each $1,000 of value
                                        for the Annuity Option selected, as
                                        shown in the table on the Contract
                                        Schedule.
                                We then determine the amount of the initial variable Annuity Payment that will come from each of the subaccounts based on your most recent allocation instructions. We determine the number of Annuity Units to purchase for each subaccount by dividing the amount of the initial variable Annuity Payment that will come from each subaccount by the subaccount's Annuity Unit value on the Income Date.

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                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  ANNUITY UNITS                 On each Business Day after the Income Date, we
 (CONTINUED)                    determine the value of a subaccount Annuity Unit
                                as follows.

                                We multiply the value of the Annuity Unit for the immediately preceding Business Day by the net investment factor for the current Business Day and then divide by the assumed net investment factor for the current Business Day.

                                The assumed net investment factor is equal to one plus the AIR, adjusted to reflect the number of calendar days that have elapsed since the immediately preceding Business Day.

                                The AIR that we will use for variable Annuity Payments is shown on the Contract Schedule. A different value may be used with our permission.

                                All calculations will appropriately reflect the variable Annuity Payment frequency selected.

                                On each subsequent variable Annuity Payment date, the total variable Annuity Payment is the sum of the variable Annuity Payments for each Investment Option. The variable Annuity Payment for each Investment Option is determined by multiplying the number of subaccount Annuity Units for the Investment Option by the subaccount Annuity Unit value.

ANNUITY OPTION SELECTION        This contract provides for variable or fixed
                                Annuity Payments under one of the following
                                Annuity Options. The Company may make available other payment options. You can select an Annuity
                                Option by an Authorized Request. You may select and/or change the Annuity Option by an Authorized Request, at least 30 days before any Income Date.

 DEFAULT ANNUITY OPTION         If you do not select an Annuity Option by the
                                Income Date shown on the Contract Schedule, we will make variable Annuity Payments to the Payee under Annuity Option 2, a life annuity, with monthly payments over five years guaranteed.

OPTION 1 - LIFE ANNUITY         We will make Annuity Payments during the life of
                                the Annuitant. The last payment will be the one that is due before the Annuitant's death.

OPTION 2 - LIFE ANNUITY         We will make Annuity Payments during the life of
WITH PAYMENTS OVER 5, 10,       the Annuitant. If you take one single Full
15 OR 20 YEARS GUARANTEED       Annuitization and the Annuitant dies before the
                                end of the selected guaranteed period we will continue to make Annuity Payments to the Payee for the rest of the guaranteed period.
                                Alternatively, the Owner may elect to receive a lump sum payment.

                                Under a Partial Annuitization, if the Annuitant dies before the end of the selected guaranteed period, we will make a lump sum payment to the Beneficiary.

                                A lump sum payment under this Annuity Option is equal to the present value of the remaining guaranteed Annuity Payments, as of the date we receive proof of the Annuitant's death and a payment election form at our Service Center.

                                For variable Annuity Payments, we base the remaining guaranteed Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                                For fixed Annuity Payments, we calculate the present value of the remaining guaranteed Annuity Payments using the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date.

                                We require due proof of the Annuitant's death and return of this contract before we will make any lump sum payment.

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                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

OPTION 3- JOINT AND LAST        We will make Annuity Payments during the joint
SURVIVOR ANNUITY                lifetimes of the Annuitant and the Joint
                                Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee will continue during the lifetime of the surviving Joint
                                Annuitant at a level of 100%, 75% or 50% of the previous amount, as selected by the Owner. The last payment will be the one that is due before the last surviving Joint Annuitant's death.

                                This Annuity Option is not available for Partial Annuitization.


OPTION 4 - JOINT AND LAST       We will make Annuity Payments during the joint
SURVIVOR ANNUITY WITH           lifetimes of the Annuitant and the Joint
PAYMENTS OVER 5, 10, 15 OR      Annuitant. Upon the death of one Annuitant,
20 YEARS GUARANTEED             Annuity Payments to the Payee will continue
                                during the lifetime of the surviving Joint
                                Annuitant at 100% of the amount that was paid when both Annuitants were alive. However, if both Joint Annuitants die before the end of the selected guaranteed period, we will continue to make Annuity Payments to the Payee for the rest of the guaranteed period.

                                Alternatively, the Owner may elect to receive a lump sum payment. This Annuity Option's lump sum payment is equal to the present value of the remaining guaranteed Annuity Payments as of the date we receive due proof of the last surviving Joint Annuitant's death at the Service Center.

                                For variable Annuity Payments, we base the remaining guaranteed Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                                For fixed Annuity Payments, we calculate the present value of the remaining guaranteed Annuity Payments using the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date.

                                We require due proof of death of both Joint
                                Annuitants and return of this contract before we will make any lump sum payment.

                                This Annuity Option is not available for Partial Annuitization.

   OPTION 5 - REFUND LIFE       We will make Annuity Payments during the
   ANNUITY                      lifetime of the Annuitant; and the last payment
                                will be the one due before the Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund.

                                For a fixed Annuity Payment, the amount of the refund will equal the amount applied to this Annuity Option minus the total of all Annuity Payments made under this option.

                                For variable Annuity Payments, the amount of the refund will depend on the current Investment Option allocation and will be the sum of refund amounts attributable to each Investment Option. We calculate the refund amount for a given Investment Option using the following formula:
                                (a) x {[(b) x (c) x (d)/(e)] - [(d) x (f)]},
                                where
                                (a)     is the Annuity Unit value of the
                                        subaccount for that Investment Option as of the Business Day when due proof of the Annuitant's death is received at the Service Center.
                                (b)     is the amount applied to variable
                                        Annuity Payments on the Income Date.
                                (c)     is the allocation percentage in that
                                        subaccount, in decimal form, as of the
                                        Business Day when due proof of the
                                        Annuitant's death is received at the
                                        Service Center.
                                (d) is the number of Annuity Units used in determining each variable Annuity Payment attributable to that subaccount as of the Business Day when due proof of the Annuitant's death is received at the Service Center.
                                (e) is the dollar value of first variable Annuity Payment.
                                (f)     is the number of variable Annuity
                                        Payments made since the Income Date.

                                We will base this calculation upon the
                                allocation of Annuity Units in-force as of the Business Day when due proof of the Annuitant's death is received at the Service Center. If the total refund determined using the above calculation is less than or equal to zero, no refund payment is due.

L40530                                    13
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--------------------------------------------------------------------------------
                                  DEATH BENEFIT
--------------------------------------------------------------------------------

PAYMENT OF DEATH BENEFIT        The Company will require due proof of death,
DURING THE ACCUMULATION         selection of a death benefit payment option, and
PHASE                           any required governmental forms before we pay
                                any death benefit. Due proof of death will be any one of the following.
                                (a)     A certified copy of the death
                                        certificate.
                                (b)     A decree of a court of competent
                                        jurisdiction as to the finding of death.
                                (c)     Any other proof satisfactory to the
                                        Company.

                                All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

DEATH OF SOLE OWNER DURING      Upon the death of a sole Owner during the
THE ACCUMULATION PHASE          Accumulation Phase, we will pay a death benefit
                                to the Beneficiary.

                                If the Beneficiary is the spouse of the
                                decedent, he or she may elect instead to continue the contract as described below in the Continuation of Contract by Surviving Spouse provision.

DEATH OF JOINT OWNER(S)         The surviving Joint Owner is the sole primary
DURING THE ACCUMULATION PHASE   Beneficiary on a jointly owned contract. Upon
                                the death of any Joint Owner during the
                                Accumulation Phase, the surviving Joint Owner will receive the death benefit.

                                If the surviving Joint Owner is the spouse of the decedent, he or she may elect instead to continue the contract as described below in the Continuation of Contract by Surviving Spouse provision.

                                If the Joint Owners were spouses and the surviving Joint Owner dies before receiving the death benefit, we will pay the death benefit to any contingent Beneficiaries. If the spousal Joint Owners did not name any contingent Beneficiaries we will pay the death benefit to the estate of the Joint Owner who died last.

                                If the Joint Owners were not spouses and the surviving Joint Owner dies before receiving the death benefit, we will pay it to the estate of the Joint Owner who died last.

CONTINUATION OF CONTRACT        During the Accumulation Phase, a surviving
BY SURVIVING SPOUSE             spouse who is either a surviving Joint Owner or
                                the Beneficiary of a sole Owner may elect to continue this contract as a sole Owner, instead of receiving payment of the death benefit. The surviving spouse can continue the contract by making an Authorized Request to the Service
                                Center before we pay the death benefit. We will then adjust the Contract Value to equal the death benefit if the death benefit is greater than the Contract Value. We will make this change as the end of the Business Day during which we receive in good order at the Service
                                Center both due proof of death and an election of the death benefit payment option. Any part of the Contract Value in the Investment Options will be subject to investment risk.

                                If the surviving spouse continues the contract, he or she may exercise all the Owner's rights under this contract, including naming a new Beneficiary or Beneficiaries.

                                An election to continue the contract by a surviving spouse who is either a surviving Joint Owner or the Beneficiary of a sole Owner is not treated as a distribution for tax purposes.

DEATH OF ANNUITANT DURING       No death benefit is payable upon the death of an
THE ACCUMULATION PHASE          Annuitant who was not an Owner. The Owner can
                                name a new Annuitant subject to our approval. If the Owner is a non-individual we will treat the death of the Annuitant as the death of the Owner, we will pay a death benefit to the Beneficiary, and another Annuitant cannot be named.

L40530                                14
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                            DEATH BENEFIT (CONTINUED)
--------------------------------------------------------------------------------


TRADITIONAL DEATH BENEFIT       The death benefit is equal to the greater of (a)
AMOUNT DURING THE               or (b) less any deduction we make to reimburse
ACCUMULATION PHASE              ourselves for any applicable Premium Tax; where

                                (a) is the Contract Value determined as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.
                                (b) is the Traditional Death Benefit value, which is equal to the total of all Purchase Payments received reduced proportionately by:
                                        (1)       the percentage of Contract
                                                  Value taken as a withdrawal,
                                                  including any withdrawal
                                                  charge, for each withdrawal
                                                  taken. If your contract
                                                  includes the Lifetime Plus
                                                  Benefit Rider then withdrawals
                                                  include Lifetime Plus Payments
                                                  and any Excess Withdrawals;
                                                  and
                                        (2)       the percentage of Contract
                                                  Value applied to Annuity
                                                  Payments under a Partial
                                                  Annuitization, for each
                                                  Partial Annuitization taken.

                                Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time we determine the death benefit until we make complete distribution, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

                                If the Owner has not previously designated a
                                death benefit payment option, a Beneficiary must
DEATH BENEFIT PAYMENT           request that the death benefit be paid by one of
OPTIONS DURING THE              the payment options below.
ACCUMULATION PHASE
                                Option A - A lump sum payment of the death benefit. We will not deduct the Contract
                                Maintenance Charge under this option.

                                Option B - Deferral of payment of the death benefit for up to five years from the date of the death of any Owner. We will assess the Contract Maintenance Charge on each Beneficiary's portion proportionately on each Contract Anniversary. Any part of the death benefit that is in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

                                Option C - Payment of the death benefit as an Annuity Payment under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Distribution must begin within one year of the date of death of the Owner or any Joint Owner. We will continue to assess the full Contract Maintenance Charge on each Beneficiary's portion proportionately over the Annuity Payments. Any part of the death benefit applied to variable Annuity Payments will be subject to investment risk, which is borne by the Beneficiary.

                               Any portion of the death benefit not applied to Annuity Payments under an Annuity Option within one year of the date of the Owner's death must be distributed within five years of the date of death.

                               If a lump sum payment is requested, we will pay the amount from the Variable Account within seven days of receipt of due proof of death and an election of the death benefit payment option, including any required governmental forms, unless the Suspension or Deferral of Payments provision in this contract is in effect.

DEATH OF OWNER                 Upon the death of a sole Owner, the Beneficiary
AND/OR ANNUITANT DURING        becomes the Owner. Upon the death of any Joint
THE ANNUITY PHASE              Owner, the surviving Joint Owner becomes the
                               sole Owner. We will not pay a death benefit in either case, but any remaining Annuity Payments to the Payee will continue as provided in the Annuity Option(s) in effect.

                               If the decedent was an Annuitant and there is a surviving Joint Annuitant, any remaining Annuity Payments to the Payee will continue during the lifetime of the Joint Annuitant, as provided by the selected Annuity Option(s). We will not pay a death benefit.

                               If the decedent was the only Annuitant, any remaining Annuity Payments will continue as provided for in the selected Annuity Option(s). We will not pay a death benefit under Annuity Options 1 through 4. However, there may be a lump sum refund due to the Payee under Annuity Option
                               5. After all remaining Annuity Payments or lump sum refunds have been paid, all Annuity Portions of the contract will terminate.

L40530                                15
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                            DEATH BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

                                This benefit will terminate on the earliest of
  CONDITIONS FOR                the following.
  TERMINATION OF THE            (a)     The Business Day before the Income Date
  TRADITIONAL DEATH                     that you take a Full Annuitization;
  BENEFIT                       (b)     The Business Day that the Traditional
                                        Death Benefit value and the Contract
                                        Value are both zero.

                                (c) The Business Day that the Accumulation Portion terminates.
                                (d)     The Business Day that the Contract
                                        terminates.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

  ENTIRE CONTRACT               We have issued this contract in consideration of
                                the initial Purchase Payment. This contract, any attached application, endorsements, or riders, together are the entire contract.

  INCONTESTABILITY OF THIS      We will not contest this contract.
  CONTRACT

  MISSTATEMENT OF AGE OR SEX    We may require proof of Age of the Annuitant
                                before making any life contingent Annuity
                                Payment provided for in the Contract. If there has been a misstatement of the Annuitant's Age and/or sex, we will adjust the Annuity Payments to the amount that would have been provided at the correct Age and sex.

                                Once Annuity Payments have begun, any
                                underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid.

  ANNUAL REPORT                 We will send you a report at least once
                                each calendar year showing the Bonus Value and Contract Value. This report will be sent to your last known address.

  NO DIVIDENDS ARE PAYABLE      This is a nonparticipating contract. This
                                contract does not participate in our profits or surplus.

  MODIFICATION OF CONTRACT      We may modify this contract in order to maintain
                                compliance with state and federal law. This contract may be changed or altered only by our President or our Secretary. A change or alteration must be made in writing.

  INCOME DATE                   The Income Date must fall on the first day of
                                the calendar month. The earliest Income Date that you can select is two years after the Issue
                                Date. The latest Income Date that you can select is the later of the first day of the first calendar month following the Annuitant's 90th birthday or ten years from the Issue Date. The
                                Income Date will not be later than what is permitted by applicable state or federal law.
                                You have the right to select the Income Date at contract issue. Unless you select a different
                                Income Date, the Income Date shown on the Contract Schedule is the latest Income Date allowed for your contract. In order for Annuity
                                Payments to begin, you must make an Authorized
                                Request.

                                You can make an Authorized Request for a different Income Date after the Issue Date. Any such request is subject to our approval.

L40530                              16
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--------------------------------------------------------------------------------
                         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  TAXES Taxes paid to any governmental entity will result in an amount equivalent to the tax being charged against the Contract Value. We will, in our sole discretion, determine whether taxes have resulted from the investment experience of the Variable Account, our receipt of the Purchase Payment(s), or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. This will not waive any right we may have to deduct previously paid amounts at a later date.

                               We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur such tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient.

                               We will deduct any withholding taxes from any payment we make, as required by applicable law.

  PROTECTION OF PROCEEDS       No Beneficiary may commute, encumber,
                               alienate or assign any payment under this contract before it is due. To the extent permitted by law, no payment will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

  EVIDENCE OF SURVIVAL         Where any benefits under this contract are
                               contingent upon a person being alive on a given date, we may require proof satisfactory to us that the condition has been met.

  CONDITIONS FOR TERMINATION   The contract will terminate when:
  OF THE CONTRACT              (a)     the Accumulation Portion terminates; and
                               (b)     all Annuity Portions terminate; and
                               (c)     all applicable death benefit payments
                                       have been made.

L40530                               17

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                            [5701 GOLDEN HILLS DRIVE]
                          [MINNEAPOLIS, MN 55416-1297]





         INDIVIDUAL FLEXIBLE PURCHASE PAYMENT VARIABLE DEFERRED ANNUITY
                                NON-PARTICIPATING
L40530